                                                                  EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and all references to our Firm included in or made a part of this registration statement.


                                      /s/ Arthur Andersen LLP
                                      ARTHUR ANDERSEN LLP

San Jose, California
July 31, 1996